Exhibit 99.1
TRI POINTE HOMES, INC. REPORTS 2025 FOURTH QUARTER AND FULL YEAR RESULTS

INCLINE VILLAGE, Nev., February 25, 2026 / Business Wire / – Tri Pointe Homes, Inc. (the “Company”) (NYSE: TPH) today announced results for the fourth quarter ended December 31, 2025 and full year 2025. As previously announced on February 13, 2026, Tri Pointe has entered into a definitive agreement to be acquired by Sumitomo Forestry Co., Ltd., a Japanese corporation (kabushiki kaisha) (“Parent”), and Teton NewCo, Inc., a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Consummation of the Merger is subject to stockholder approval, regulatory approval and completion of other customary closing conditions.
Results and Operational Data for Fourth Quarter 2025 and Comparisons to Fourth Quarter 2024
•Net income available to common stockholders was $60.2 million, or $0.70 per diluted share, compared to $129.2 million, or $1.37 per diluted share. Excluding inventory-related charges of $11.8 million, our net income available to common stockholders was $68.4 million*, or $0.80* per diluted share.
•Home sales revenue for the quarter was $945.9 million compared to $1.2 billion
◦New home deliveries of 1,364 homes compared to 1,748 homes
◦Average sales price of homes delivered of $693,000 compared to $699,000
•Homebuilding gross margin percentage of 19.3% compared to 23.3%. Excluding inventory-related charges of $11.8 million, our homebuilding gross margin percentage was 20.6%*.
◦Excluding interest, impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 24.1%*
•Selling, general and administrative (“SG&A”) expense as a percentage of home sales revenue of 11.3% compared to 10.3%
•Net new home orders of 928 compared to 940
•Active selling communities averaged 155.3 compared to 146.8
◦Net new home orders per average selling community decreased by 5% to 6.0 orders (2.0 monthly) compared to 6.4 orders (2.1 monthly)
◦Cancellation rate of 11% compared to 14%
•Backlog units at quarter end of 862 homes compared to 1,517
◦Dollar value of backlog at quarter end of $670.1 million compared to $1.2 billion
◦Average sales price in backlog at quarter end of $777,000 compared to $768,000
•Ratios of homebuilding debt-to-capital and net homebuilding debt-to-net capital of 25.0% and 3.5%*, respectively, as of December 31, 2025
•Ended fourth quarter of 2025 with total liquidity of $1.8 billion, including cash of $982.8 million and $798.1 million of availability under the Company’s unsecured revolving credit facility
*    See “Reconciliation of Non-GAAP Financial Measures”
Results and Operational Data for Full Year 2025 and Comparisons to Full Year 2024
•Net income available to common stockholders was $241.1 million, or $2.72 per diluted share, compared to $458.0 million, or $4.83 per diluted share. Excluding inventory-related charges of $31.1 million, our net income available to common stockholders was $263.5 million*, or $2.97* per diluted share.
•Home sales revenue of $3.4 billion compared to $4.4 billion
◦New home deliveries of 4,947 homes compared to 6,460 homes
◦Average sales price of homes delivered of $680,000 compared to $679,000

•Homebuilding gross margin percentage of 21.0% compared to 23.3%. Excluding inventory-related charges of $31.1 million, our homebuilding gross margin percentage was 21.9%*.
◦Excluding interest, impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 25.2%*
•SG&A expense as a percentage of home sales revenue of 12.6% compared to 10.8%
•Net new home orders of 4,292 compared to 5,657
•Active selling communities averaged 150.5 compared to 150.4
◦Net new home orders per average selling community decreased by 23% to 28.5 orders (2.4 monthly) compared to 37.6 orders (3.1 monthly)
◦Cancellation rate of 12% compared to 10%

*    See “Reconciliation of Non-GAAP Financial Measures”

About Tri Pointe Homes®
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. (NYSE: TPH) is a publicly traded company operating in 12 states and the District of Columbia, and is a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards and was named 2024 Developer of the Year. The company is one of the 2026 Fortune World’s Most Admired Companies, 2023 and 2025 Fortune 100 Best Companies to Work For® and was designated as one of the PEOPLE Companies That Care® for three consecutive years (2023 through 2025). The company was also named as a Great Place To Work-Certified™ company for five years in a row (2021 through 2025) and was named on several Great Place To Work® Best Workplaces list (2022 through 2025). For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “assuming,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “projection,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations, particularly within California; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials and labor; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or public health emergencies, including outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; risks related to the failure to consummate the Merger and the transactions contemplated thereby; risks related to any litigation arising out of or as a result of the Merger and the transactions contemplated thereby; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:

InvestorRelations@TriPointeHomes.com, 949-478-8696

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2025	2024	Change	% Change	2025	2024	Change	% Change
Operating Data:
Home sales revenue	$945,898	$1,221,405	$(275,507)	(23)%	$3,363,814	$4,386,447	$(1,022,633)	(23)%
Homebuilding gross margin	$182,645	$285,008	$(102,363)	(36)%	$706,463	$1,022,566	$(316,103)	(31)%
Homebuilding gross margin %	19.3%	23.3%	(4.0)%		21.0%	23.3%	(2.3)%
Adjusted homebuilding gross margin %*	24.1%	26.8%	(2.7)%		25.2%	26.8%	(1.6)%
SG&A expense	$107,070	$125,975	$(18,905)	(15)%	$423,854	$472,556	$(48,702)	(10)%
SG&A expense as a % of home sales revenue	11.3%	10.3%	1.0%		12.6%	10.8%	1.8%
Net income available to common stockholders	$60,160	$129,213	$(69,053)	(53)%	$241,088	$458,029	$(216,941)	(47)%

Other Data:
Net new home orders	928	940	(12)	(1)%	4,292	5,657	(1,365)	(24)%
New homes delivered	1,364	1,748	(384)	(22)%	4,947	6,460	(1,513)	(23)%
Average sales price of homes delivered	$693	$699	$(6)	(1)%	$680	$679	$1	0%
Cancellation rate	11%	14%	(3.0)%		12%	10%	2%
Average selling communities	155.3	146.8	8.5	6%	150.5	150.4	0.1	0%
Selling communities at end of period	156	145	11	8%
Backlog (estimated dollar value)	$670,138	$1,164,602	$(494,464)	(42)%
Backlog (homes)	862	1,517	(655)	(43)%
Average sales price in backlog	$777	$768	$9	1%

	December 31, 2025	December 31, 2024	Change
Balance Sheet Data:
Cash and cash equivalents	$982,814	$970,045	$12,769
Real estate inventories	$3,178,248	$3,153,459	$24,789
Lots owned or controlled	32,219	36,490	(4,271)
Homes under construction (1)	1,392	2,386	(994)
Homes completed, unsold	681	464	217
Total homebuilding debt	$1,104,054	$917,504	$186,550
Stockholders' equity	$3,315,834	$3,335,710	$(19,876)
Book capitalization	$4,419,888	$4,253,214	$166,674
Ratio of homebuilding debt-to-capital	25.0%	21.6%	3.4%
Ratio of net homebuilding debt-to-capital*	3.5%	(1.6)%	5.1%
_____________________________________
(1)     Homes under construction included 48 and 43 models at December 31, 2025 and December 31, 2024, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31, 2025	December 31, 2024
Assets	(unaudited)
Cash and cash equivalents	$982,814	$970,045
Receivables	147,250	111,613
Real estate inventories	3,178,248	3,153,459
Investments in unconsolidated entities	183,075	173,924
Mortgage loans held for sale	98,514	115,001
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	43,132	45,975
Other assets	187,899	164,495
Total assets	$4,977,535	$4,891,115

Liabilities
Accounts payable	$41,693	$68,228
Accrued expenses and other liabilities	425,289	465,563
Loans payable	456,468	270,970
Senior notes, net	647,586	646,534
Mortgage repurchase facilities	90,570	104,098
Total liabilities	1,661,606	1,555,393

Commitments and contingencies

Equity
Stockholders' Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 84,478,836 and 92,451,729 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	844	925
Additional paid-in capital	—	—
Retained earnings	3,314,990	3,334,785
Total stockholders' equity	3,315,834	3,335,710
Noncontrolling interests	95	12
Total equity	3,315,929	3,335,722
Total liabilities and equity	$4,977,535	$4,891,115

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Homebuilding:
Home sales revenue	$945,898	$1,221,405	$3,363,814	$4,386,447
Land and lot sales revenue	7,891	9,284	31,844	33,064
Other operations revenue	805	803	3,244	3,162
Total revenues	954,594	1,231,492	3,398,902	4,422,673
Cost of home sales	763,253	936,397	2,657,351	3,363,881
Cost of land and lot sales	8,052	9,007	29,890	30,591
Other operations expense	793	766	3,174	3,061
Sales and marketing	52,181	55,746	193,784	216,518
General and administrative	54,889	70,229	230,070	256,038
Homebuilding income from operations	75,426	159,347	284,633	552,584
Equity in income (loss) of unconsolidated entities	251	(22)	2,526	361
Other income, net	6,555	7,822	29,439	39,640
Homebuilding income before income taxes	82,232	167,147	316,598	592,585
Financial Services:
Revenues	18,040	22,379	71,802	70,197
Expenses	14,217	14,014	54,622	45,914
Financial services income before income taxes	3,823	8,365	17,180	24,283
Income before income taxes	86,055	175,512	333,778	616,868
Provision for income taxes	(25,899)	(46,299)	(92,785)	(158,898)
Net income	60,156	129,213	240,993	457,970
Net (income) loss attributable to noncontrolling interests	4	—	95	59
Net income available to common stockholders	$60,160	$129,213	$241,088	$458,029
Earnings per share
Basic	$0.71	$1.39	$2.73	$4.87
Diluted	$0.70	$1.37	$2.72	$4.83
Weighted average shares outstanding
Basic	85,294,958	93,064,520	88,172,175	93,985,551
Diluted	85,996,817	94,413,552	88,695,831	94,912,589

MARKET DATA BY REPORTING SEGMENT & STATE
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
West	724	$752	972	$757	2,506	$753	3,511	$752
Central	421	570	524	571	1,673	552	1,989	567
East	219	739	252	739	768	720	960	643
Total	1,364	$693	1,748	$699	4,947	$680	6,460	$679

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
West	468	70.5	490	70.0	2,123	69.0	3,140	71.6
Central	303	61.0	307	59.5	1,461	60.4	1,707	61.6
East	157	23.8	143	17.3	708	21.1	810	17.2
Total	928	155.3	940	146.8	4,292	150.5	5,657	150.4

	As of December 31, 2025			As of December 31, 2024
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
West	424	$360,647	$851	807	$653,064	$809
Central	260	161,398	621	472	281,377	596
East	178	148,093	832	238	230,161	967
Total	862	$670,138	$777	1,517	$1,164,602	$768

	As of December 31, 2025			As of December 31, 2024
	Lots Owned	Lots Controlled (1)	Lots Owned or Controlled	Lots Owned	Lots Controlled (1)	Lots Owned or Controlled
West	8,629	3,864	12,493	9,475	4,949	14,424
Central	5,188	8,017	13,205	5,437	9,841	15,278
East	2,137	4,384	6,521	1,697	5,091	6,788
Total	15,954	16,265	32,219	16,609	19,881	36,490

 __________
(1)    As of December 31, 2025 and 2024, lots controlled included lots that were under land option contracts or purchase contracts. As of December 31, 2025 and 2024, lots controlled for Central include 5,356 and 5,816 lots, respectively, and lots controlled for East include 0 and 14 lots, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP financial measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage and non-cash impairments and lot option abandonments, as applicable, have on homebuilding gross margin and permits investors to make better comparisons with our competitors, who may adjust gross margins in a similar fashion.

	Three Months Ended December 31,
	2025	%	2024	%
	(dollars in thousands)
Home sales revenue	$945,898	100.0%	$1,221,405	100.0%
Cost of home sales	763,253	80.7%	936,397	76.7%
Homebuilding gross margin	182,645	19.3%	285,008	23.3%
Add: interest in cost of home sales	32,264	3.4%	41,217	3.4%
Add: impairments and lot option abandonments	12,986	1.4%	1,713	0.1%
Adjusted homebuilding gross margin	$227,895	24.1%	$327,938	26.8%
Homebuilding gross margin percentage	19.3%		23.3%
Adjusted homebuilding gross margin percentage	24.1%		26.8%

	Year Ended December 31,
	2025	%	2024	%
	(dollars in thousands)
Home sales revenue	$3,363,814	100.0%	$4,386,447	100.0%
Cost of home sales	2,657,351	79.0%	3,363,881	76.7%
Homebuilding gross margin	706,463	21.0%	1,022,566	23.3%
Add: interest in cost of home sales	105,376	3.1%	148,547	3.4%
Add: impairments and lot option abandonments	36,399	1.1%	4,157	0.1%
Adjusted homebuilding gross margin	$848,238	25.2%	$1,175,270	26.8%
Homebuilding gross margin percentage	21.0%		23.3%
Adjusted homebuilding gross margin percentage	25.2%		26.8%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of homebuilding debt-to-capital to the non-GAAP ratio of net homebuilding debt-to-net capital. We believe that the ratio of net homebuilding debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	December 31, 2025	December 31, 2024
Loans payable	$456,468	$270,970
Senior notes	647,586	646,534
Mortgage repurchase facilities	90,570	104,098
Total debt	1,194,624	1,021,602
Less: mortgage repurchase facilities	(90,570)	(104,098)
Total homebuilding debt	1,104,054	917,504
Stockholders’ equity	3,315,834	3,335,710
Total capital	$4,419,888	$4,253,214
Ratio of homebuilding debt-to-capital(1)	25.0%	21.6%

Total homebuilding debt	$1,104,054	$917,504
Less: Cash and cash equivalents	(982,814)	(970,045)
Net homebuilding debt	121,240	(52,541)
Stockholders’ equity	3,315,834	3,335,710
Net capital	$3,437,074	$3,283,169
Ratio of net homebuilding debt-to-net capital(2)	3.5%	(1.6)%
__________
(1)    The ratio of homebuilding debt-to-capital is computed as the quotient obtained by dividing total homebuilding debt by the sum of total homebuilding debt plus stockholders’ equity.
(2)    The ratio of net homebuilding debt-to-net capital is computed as the quotient obtained by dividing net homebuilding debt (which is total homebuilding debt less cash and cash equivalents) by the sum of net homebuilding debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) real estate inventory impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Net income available to common stockholders	$60,160	$129,213	$241,088	$458,029
Interest expense:
Interest incurred	19,850	23,162	81,496	114,949
Interest capitalized	(19,850)	(23,162)	(81,496)	(114,949)
Amortization of interest in cost of sales	32,996	41,454	106,566	150,226
Provision for income taxes	25,899	46,299	92,785	158,898
Depreciation and amortization	7,717	7,446	30,269	31,018
EBITDA	126,772	224,412	470,708	798,171
Amortization of stock-based compensation	7,362	9,182	30,829	33,509
Real estate inventory impairments and lot option abandonments	12,986	1,713	36,399	4,157
Adjusted EBITDA	$147,120	$235,307	$537,936	$835,837

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table contains information about our operating results reflecting certain adjustments to homebuilding gross margin, income before income taxes, provision for income taxes, net income, net income available to common stockholders and earnings per share (diluted). We believe reflecting these adjustments is useful to investors in understanding our recurring operations by eliminating the effects of certain non-routine events, and may be helpful in comparing the Company to other homebuilders to the extent they provide similar information.

	Three Months Ended December 31, 2025				Year Ended December 31, 2025
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Gross Margin Reconciliation	(in thousands, except share and per share amounts)
Home sales revenue	$945,898	$—		$945,898	$3,363,814	$—		$3,363,814
Cost of home sales	763,253	(11,791)	(1)	751,462	2,657,351	(31,097)	(1)	2,626,254
Homebuilding gross margin	$182,645	$11,791		$194,436	$706,463	$31,097		$737,560
Homebuilding gross margin percentage	19.3%	1.3%		20.6%	21.0%	0.9%		21.9%

Income Reconciliation
Income before income taxes	$86,055	$11,791	(1)	$97,846	$333,778	$31,097	(1)	$364,875
Provision for income taxes	(25,899)	(3,549)	(2)	(29,448)	(92,785)	(8,644)	(2)	(101,429)
Net income	60,156	8,242		68,398	240,993	22,453		263,446
Net income attributable to noncontrolling interests	4	—		4	95	—		95
Net income available to common stockholders	$60,160	$8,242		$68,402	$241,088	$22,453		$263,541
Earnings per share
Diluted	$0.70	$0.10		$0.80	$2.72	$0.25		$2.97
Weighted average shares outstanding
Diluted	85,996,817			85,996,817	88,695,831			88,695,831

Effective tax rate	30.1%			30.1%	27.8%			27.8%
__________
(1)    Comprises inventory impairment charges.
(2)    Comprises the impact on provision for income taxes related to the inventory impairment charge described in footnote (1).